UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2005

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 001-31215

DELAWARE	31-1797999
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(203) 461-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01. Entry Into a Material Definitive Agreement.

On April 27, 2005, effective April 30, 2005, the Board of Directors of MeadWestvaco Corporation (“MeadWestvaco”) approved amendments to the MeadWestvaco Corporation Deferred Income Plan (“DIP”) and the Compensation Committee of MeadWestvaco’s Board approved amendments to the Mead Corporation Executive Capital Accumulation Plan (“Ex-CAP”) to allow participants in Ex-CAP or DIP who terminate employment with MeadWestvaco or any of its affiliates as of (and as a result of) the closing of the divestiture of MeadWestvaco’s Papers group to make new elections for the time and form of distribution of their accounts under Ex-CAP and DIP. This right to make new payment elections is subject to the following restrictions: (1) any election change must be made on or before May 20, 2005; (2) a participant may not elect a commencement date before July 2006; (3) payment must be in a lump sum or in installments over 20 years or less; and (4) any account balance in Ex-CAP or DIP that is less than $50,000 as of the payment date must be distributed in a lump sum.

After May 20, 2005, changes to payment elections will be restricted to the extent that MeadWestvaco determines is necessary or desirable to comply with section 885(d) of the American Jobs Creation Act of 2004 and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION
(Registrant)
Date: May 5, 2005	/s/ John J. Carrara
John J. Carrara
Associate General Counsel and
Assistant Secretary